UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 22, 2026

Zymeworks Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41535	88-3099146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

108 Patriot Drive, Suite A, Middletown, Delaware		19709
(Address of principal executive offices)		(Zip Code)
(302) 274-8744
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	ZYME	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On October 22, 2026, Zymeworks Inc. and its subsidiary Zymeworks BC Inc. (together, the “Company”) entered into a Collaboration and License Agreement (the “Collaboration and License Agreement”) with F. Hoffmann-La Roche Ltd and Hoffmann-La Roche Inc. (collectively, “Roche”), granting Roche exclusive rights to develop and commercialize the Company’s proprietary trispecific T-cell engager targeting DLL3-expressing tumor cells product candidate known as ZW209 (“ZW209”) throughout the world.

License. Under the terms of the Collaboration and License Agreement, the Company granted to Roche an exclusive, worldwide, royalty-bearing license, with the right to grant sublicenses, under certain of the Company’s intellectual property, to research, develop, make, have made, use, sell, offer for sale, import, export, and otherwise exploit pharmaceutical products, including any combination product, containing (i) ZW209, (ii) any other trispecific T-cell engagers targeting DLL3-expressing tumor cells that are covered by any intellectual property owned or controlled by the Company as of the Effective Date (as defined below), or (iii) any derivatives, modifications or a back-up compound of the foregoing (each a “Compound”), as a pharmaceutically active ingredient, regardless of its finished forms, formulations, or dosages (“Products”), and companion diagnostics for such Products.

The license granted by the Company will become effective on the first business day (the “Effective Date”) after receipt of clearance relating to the United States Hart-Scott Rodino Antitrust Improvements Act of 1976 (“HSR Clearance”).

Exclusivity. From the Effective Date until the earlier of (i) five years, (ii) initiation of the first Phase 3 study for the first Product by Roche or its affiliates, or (iii) termination of the Collaboration and License Agreement, the Company shall not, itself or through or with any of its affiliates (except in the conduct of activities pursuant to the Collaboration and License Agreement), conduct any research, development, manufacture, or commercialization activities with respect to T-cell engagers targeting DLL3-expressing cells, or license, authorize, appoint, or otherwise enable, any third party to conduct such activities.

Development, Regulatory, Manufacturing, and Commercialization. As between Roche and the Company, the Company shall be responsible, at Roche's expense, for conducting the Phase Ia monotherapy dose escalation trial of ZW209 (the “Phase Ia Mono Trial”). Except for the Phase Ia Mono Trial conducted by the Company, Roche shall be solely responsible, at its sole expense, for all aspects of the development of Compounds and Products, including but not limited to the Phase Ib clinical trial of ZW209 designed to optimize and characterize the benefit–risk profiles of selected doses and/or dosing regimens in the target patient population (the “Phase Ib Trial”).

The Company shall be responsible for manufacture, packaging and labeling of ZW209 for any preclinical studies and the Phase Ia Mono Trial. Roche shall have the sole right to manufacture Compounds and Products for commercial use and for use in clinical studies, except for the Phase Ia Mono Trial.

Roche shall be solely responsible for commercializing Compounds and Products at its sole expense. Roche shall use commercially reasonable efforts to develop and commercialize one Product in one indication in the United States.

Financial Terms. Roche has agreed to pay the Company an upfront, non-refundable payment of $55.0 million, due following receipt of HSR Clearance. Roche shall also pay the Company a non-refundable milestone payment of $40.0 million upon initiation of the Phase Ib Trial for the first Product. In addition, the Company is eligible to receive research, development, commercial, and sales-based milestone payments of up to $718 million.

The Company is eligible to receive tiered high-single-digit to mid-teen royalties on annual net sales of Products, with customary reductions in specified circumstances. Royalties are payable on a Product-by-Product and country-by-country basis until the latest of (i) 10 years from the date of the first commercial sale of such Product in such country and (ii) the expiry of the last valid claim of the licensed patents covering such product in such country of sale.

Intellectual Property. As between Roche and the Company, the Company shall continue to own all know-how and patents controlled by the Company or any of its affiliates as of the Effective Date that specifically relate to the composition of matter of ZW209 or claim the Company’s proprietary T-cell engager platform technology and multispecific antibody engineering capabilities, comprising (a) Azymetric™ Heterodimeric Frameworks, (b) EFECT™ Effector Modification Frameworks, and (c) TriTCE Co-stim™ Platform (collectively, the “Zymeworks Platform”). The Company will also own any know-how, patents, or other intellectual property claiming improvements to the Zymeworks Platform.

Roche shall own, with respect to a given Compound or Product, any know-how, patents or other intellectual property that is discovered, conceived, or generated by or on behalf of either party or their affiliates solely or jointly with others after the Effective Date and during the Term (as defined below) as a result of performance of activities under the Collaboration and License Agreement, specifically relating to (i) composition of matter, (ii) any form or formulation, (iii) method of using, or (iv) method of manufacturing.

Term and Termination. Unless terminated earlier, the term of the Collaboration and License Agreement will continue on a country-by-country and Product-by-Product basis, until the date when there is no remaining royalty payment in such country with respect to such Product (such period, the “Term”), at which time the Collaboration and License Agreement shall expire with respect to such Product in such country.

Roche shall have the right to terminate the Collaboration and License Agreement, in its entirety or on a Product-by-Product or country-by-country basis, in its sole discretion, at any time by providing written notice to the Company. Subject to certain conditions, either party may terminate the Collaboration and License Agreement in the event of an uncured material breach, insolvency of the other party, or if HSR Clearance is not obtained by a specified date.
Upon the termination of the Collaboration and License Agreement by the Company because Roche was in material breach of the Collaboration and License Agreement and did not timely cure such breach, or by Roche at its election, all licenses and other rights granted to Roche by the Company shall terminate, subject to certain limited wind down activities. In the event of a termination of the Collaboration and License Agreement by the Company, any existing, sublicense granted by Roche shall continue in full force and effect provided that the sublicensee did not cause the uncured material breach that gave rise to such termination.

If Roche terminates the Collaboration and License Agreement for an uncured material breach by the Company, (i) all rights and licenses granted to Roche under the Collaboration and License Agreement will survive and become perpetual, (ii) Roche’s obligations to pay applicable milestone payments and royalties will survive, subject to Roche’s right to offset amounts arising from the Company’s breach, amounts otherwise payable by the Company to Roche or Roche’s indemnified parties, and Roche’s costs and expenses incurred in performing activities assigned to the Company, and (iii) Roche will have no further obligation to develop and commercialize one Product in one indication in the United States.

The Collaboration and License Agreement includes certain other customary terms and conditions, including mutual representations and warranties, indemnification, and confidentiality provisions.

The foregoing description of the terms of the Collaboration and License Agreement is not complete and is qualified in its entirety by reference to the full text of the Collaboration and License Agreement. A copy of the Collaboration and License Agreement will be filed in redacted form as an exhibit to Zymeworks Inc.'s Annual Report on Form 10-K for the year ended December 31, 2026.

ITEM 7.01	REGULATION FD DISCLOSURE
On October 23, 2026, Zymeworks Inc. issued a press release regarding the Collaboration and License Agreement. A copy of this press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

The information set forth in this Item 7.01 and in Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated October 23, 2026.
104	Cover Page Interactive Data File (embedded as Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ZYMEWORKS INC.
(Registrant)

Date: October 23, 2026	By:	/s/ Kenneth Galbraith
	Name:	Kenneth Galbraith
	Title:	Chair, President and Chief Executive Officer